Exhibit 23.2



 CLYDE BAILEY P.C.
                           Certified Public Accountant

                            10924 Vance Jackson #404

                            San Antonio, Texas 78230

                              (210) 699-1287(ofc.)

                       (888) 699-1287 (210) 691-2911 (fax)

                                     Member:

                           American Institute of CPA's

                             Texas Society of CPA's

June 14, 2000


I consent to the use, of my report dated June 14, 2000, in the Form SB2, on the financial statements of J T Bowling Enterprises Inc., dated May 31, 2000, included herein and to the reference made to me.

S/Clyde Bailey
Clyde Bailey